SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         COUNTRY STAR RESTAURANTS, INC.
                (Name of Registrant as Specified in its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14-a6(i)(l) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                  --------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                  --------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                  --------------------------------------------------

     (5)  Total fee paid:

                  --------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

         ---------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

         ---------------------------------------------

     (3)  Filing Party:

         ---------------------------------------------

     (4)  Date Filed:

         ---------------------------------------------

                         Country Star Restaurants, Inc.
                     11150 Santa Monica Boulevard, Suite 650
                          Los Angeles, California 90025


                                                                    May 29, 1997


DEAR COUNTRY STAR RESTAURANT STOCKHOLDER:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on June 27, 1997, at 10:00 a.m., at Country Star Las Vegas, 3724 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

     In addition to the election of directors and approval of the selection of auditors, the items of business will be the authorization of additional shares of common stock and authorization of a reverse split of the Common Stock, if and when deemed advisable by your Board of Directors. Further details about the meeting are in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, I will also report on the progress of the Company and answer stockholder questions.

     It is important that your stock be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.

                                                           Very truly yours,


                                                           DAN RUBIN
                                                             President and Chief
                                                             Executive Officer

                         Country Star Restaurants, Inc.
                     11150 Santa Monica Boulevard, Suite 650
                          Los Angeles, California 90025

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

                                   ----------

TO THE STOCKHOLDERS OF COUNTRY STAR RESTAURANTS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Country Star Restaurants, Inc., a Delaware corporation (the "Company"), will be held on June, 27, 1997, at 10:00 a.m., PDT, at Country Star Las Vegas, 3724 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for the following purposes:

     1.   To elect directors;

     2. To ratify the selection of Cacciamatta Accountancy Corporation as independent auditors of the Company for the year ending December 31, 1997;

     3.   To authorize additional shares of common stock;

     4. To authorize a reverse stock split of the outstanding common stock, if and when deemed advisable by the Board of Directors; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 27, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                           By Order of the Board of Directors

                                           ROBERT L. DAVIDSON, Secretary

New York, New York

May 29, 1997


--------------------------------------------------------------------------------

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE, EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

--------------------------------------------------------------------------------

                         Country Star Restaurants, Inc.
                     11150 Santa Monica Boulevard, Suite 650
                          Los Angeles, California 90025

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Country Star Restaurants, Inc., a
Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 27, 1997, at 10:00 a.m., PDT, (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Country Star Las Vegas, 3724 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Solicitation


     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to common stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's common stock (the "Common Stock") in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. The Company has retained MacKenzie Partners, Inc., New York, New York to assist in the preparation for the meeting and will pay that firm a fee estimated at present not to exceed $1,000. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additionalcompensation will be paid to directors, officers or other regular employees for such services.

     The Company intends to mail this proxy statement and accompanying proxy card on or about May 29, 1997, to all stockholders entitled to vote at the Annual Meeting.


Voting Rights and Outstanding Shares


     Only holders of record of Common Stock at the close of business on May 27, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 27, 1997, there were outstanding and entitled to vote 17,412,441 shares of Common Stock, including shares of Common Stock issued upon the conversion of Preferred Stock on May 10, 1997. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.


     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against the proposal.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 11150 Santa Monica Boulevard, Suite 650, Los Angeles, California 90025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board of Directors is presently comprised of four members.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the four nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     All directors hold office for terms of one year and until the next annual meeting of stockholders scheduled to vote on the election and qualification of their respective successors. Executive Officers are elected by the Board of Directors and serve at the discretion of the Board. The Company has agreed with the underwriter of its Preferred Stock public offering that for a period of three years it will use its best efforts to cause an individual selected by such underwriter and acceptable to the Company to be elected to the Company's Board of Directors. In addition, the Company has agreed with the underwriter of the Company's initial public offering that, until December 1998, upon request it will use its best efforts to cause an individual designated by such underwriter and acceptable to the Company to be elected to the Company's Board of Directors. To date, neither underwriter has designated anyone to serve on the Company's Board of Directors.

     Mr. Dan Rubin has the right to name three members of the Board of Directors. The Board of Directors cannot exceed five (5) members. In the event that Company's nominees are not elected, Mr. Rubin intends to exercise this right.

     Set forth below is biographical information for each person nominated as a director.

     Dan Rubin, age 25, became Chief Executive Officer, President and a director of the Company on February 12, 1997. He has been a private investor during the past five years. He is the President and Chief Executive Officer of Rubin Investment Group, a private investment company.

     Robert A. Nardone, Jr., age 30, became a Director of the Company on February 12, 1997. He has been a senior loan officer of Summit Bank since November, 1992.

     Darren C. Rice, age 27, became a Director of the Company on February 12, 1997. He has been President of Cornerstone Financial, Inc., a mortgage banking company since October, 1995. From November, 1992 to October, 1995 he was a mortgage sales representative for Norwest Mortgage, Inc.

     William W. Wei, age 28, became a Director of the Company on February 12, 1997. From January 1997 to the present, he has been President and owner of Nassau Management Group, Inc., which is engaged in real estate management. Prior thereto, he was a detective in law enforcement with the Monmouth County Prosecutor's Office and the Rutgers University Police.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                   MANAGEMENT

Directors and Executive Officers

     The names and ages of the directors and executive officers of the Company continuing in office, and of executive officers who held office during 1996 are set forth below.

       Name               Age                  Position Held
       ----               ---                  -------------
Dan J. Rubin ...........  25        President, Chief Executive Officer
                                      and Director

Robert A. Nardone, Jr. .  30        Director

Darren C. Rice .........  27        Director

William W. Wei .........  28        Director

Robert L. Davidson .....  45        Secretary

Robert J. Schuster(1) ..  52        Formerly Chairman of the Board of Directors,
                                      Chief Executive Officer and Secretary

Peter R. Feinstein(1) ..  51        Formerly President, Chief Financial Officer,
                                      Treasurer

----------
(1) Resigned as a Director of the Company during February, 1997. See "February 12, 1997 Financing and Changes in Control."

     ROBERT J. SCHUSTER was Chairman of the Board, Chief Executive Officer and Secretary of the Company from its inception to February, 1997.

     PETER R. FEINSTEIN, was the President, Treasurer and a Director of the Company from June 1993 and Chief Financial Officer from August 1995 until February 1997. Mr. Feinstein was also Chief Financial Officer of the Company from June 1993 through March 1994.

Board Committees and Meetings

     The Board of Directors held three meetings during the year ended December 31, 1996 and may authorize an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee would recommend engagement of the Company's independent auditors and approve services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit.

     The Compensation Committee would set guidelines for the administration of all salaries within the Company, approve recommendations for officers' salaries, administer incentive compensation and award stock options to employees and consultants under the Company's stock option plans and otherwise determine compensation levels.

     The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the By-Laws of the Company and as specifically granted by the Board of Directors.

     During the year ended December 31, 1996, all of the directors attended at least 75% of the total number of meetings of the Board of Directors.

Executive Compensation

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                                                                         ----------------------------
                                         Annual Compensation                   Awards          Payouts
                                        --------------------             ------------------    -------
                                                                                   Securities
                                                              Other AnnualRestrictedUnderlying         All Other
             Name and                                            Compen-    Stock   Options/     LTIP   Compen-
        Principal Position     Year      Salary($)    Bonus     sation($) Awards($)  SARs(#) Payouts($)sation($)
         ----------------      ----      --------      -----   -------------------- --------- -----------------
Dan Rubin ....................  1996         --          --        --        --         --       --       --
   President, Chief Executive   1995         --          --        --        --         --       --       --
   Officer and Director         1994         --          --        --        --         --       --

Robert J. Schuster ...........  1996    $ 250,000    $ 40,000      $0        $0     600,000(5)   $0       $0
   Former Chief Executive       1995    $ 250,000    $      0      $0        $0           0      $0       $0
   Officer, Secretary           1994    $ 183,333(1) $100,000      $0        $0     118,000(2)   $0       $0
   and Director


Peter R. Feinstein ...........  1996    $ 240,000    $ 40,000      $0        $0     600,000(5)   $0       $0
   Former President,            1995    $ 240,000    $      0      $0        $0           0      $0       $0
   Director and Chief           1994    $ 177,333(3) $100,000      $0        $0     208,000(4)   $0       $0
   Financial Officer


Alan Fronke ..................  1996    $ 120,312        --        --        --         --       --   $100,000(6)
   Former Senior Vice           1995         --          --        --        --         --       --       --
   President Operations         1994         --          --        --        --         --       --       --

----------
(1) In August of 1994, the Company's Board of Directors increased Mr. Schuster's salary from $150,000 per annum to $250,000 per annum.
(2) All of these options, which were initially issued at $6.50 per share in 1994, were repriced in December of 1994 at $2.00 per share.
(3) In August of 1994, the Company's Board of Directors increased Mr. Feinstein's salary from $140,000 per annum to $240,000 per annum.
(4) Of these options, 118,000 which were initially issued at $6.50 per share in 1994, were repriced in December of 1996 at $2 per share. The remaining 90,000 options were repriced in August of 1995 at $4 per share.
(5) The Board of Directors approved the award of 500,000 warrants to purchase common stock at the rate of $4.00 per share with a vesting schedule based on company profitability, and the award in March, 1996 of 100,000 Warrants at $2 per share.
(6) Alan Fronke was granted 100,000 warrants to purchase common stock as part of the initial employment agreement.

1996 Option Grants

     The following table shows information regarding grants of stock options in 1996 to the executive officers named in the Summary Compensation Table.

                                Individual Grants

--------------------------------------------------------------------------------
            (a)               (b)            (c)           (d)          (e)

                           Number of     % of Total
                          Securities      Options
                          Underlying     Granted to      Exercise
                            Options       Employees      or Base
     Executive Officer     Granted     in Fiscal Year  Price ($/SH)  Exp. Date
      ---------------     ----------    ------------   -----------   ---------
Dan Rubin ..............        --             --            --            --
Robert J. Schuster .....    100,000          6.58%         $2.00       3/31/01
                            500,000         32.92%         $4.00       3/31/01

Peter Feinstein ........    100,000          6.58%         $2.00       3/31/01
                            500,000         32.92%         $4.00       3/31/01

Alan Fronke ............    100,000(1)       6.58%         $2.00        1/1/01

----------
(1)  These warrants were canceled May 2, 1997.

1996 Option Exercises and Year-End Values

     The following table shows information regarding the exercise of stock options during 1996 by the executive officers named in the Summary Compensation Table and the number and value of any unexercised stock options as of December 31, 1996.

            (a)               (b)          (c)           (d)            (e)

                                                      Number of
                                                     Securities      Value of
                                                     Underlying     Unexercised
                                                     Unexercised   In-The-Money
                           Shares                   Options at     Options at
                          Acquired                   FY-End (#)     FY-End ($)
                             on           Value     Exercisable/   Exercisable/
     Executive Officer   Exercise (#) Realized ($)  Unexercisable  Unexercisable
     -----------------   ------------ ------------  -------------  -------------
Dan Rubin ..............     --            --           --              --
Robert J. Schuster .....     --            --      218,000/500,000      --
Peter R. Feinstein .....     --            --      308,000/500,000      --
Alan Fronke ............     --            --      100,000/0            --

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock by any holder of more than five percent (5%) of the outstanding shares, each nominee and each director during 1996, by each of the incumbent executive officers, and directors and executive officers as a group.

                                               Common Stock
                                           -----------------------
                                            Amount and Nature of
                                           Beneficial Ownership(1)
                                           -----------------------
                                                                        Percent
         Name and Address of               Directly     Exercisable       of
          Beneficial Owner                   Owned        Options        Total
         -------------------                ------      ----------      -------

Dan J. Rubin ...........................      --          929,510         5.7%
c/o Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Suite 650
Los Angeles, California 90025

Robert A. Nardone, Jr. .................      --             --            --
c/o Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Suite 650
Los Angeles, California 90025

Darren C. Rice .........................      --             --            --
c/o Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Suite 650
Los Angeles, California 90025

William W. Wei .........................      --             --            --
c/o Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Suite 650
Los Angeles, California 90025

Robert J. Schuster(2) ..................   558,345        718,000         7.9%
1060 Hanley Avenue
Los Angeles, California 90049

Peter R. Feinstein1 ....................   180,500        808,000         6.1%
18341 Lake Encino Drive
Encino, California 91316

All incumbent officers, directors and
  director nominees as a group .........      --          929,510         5.7%

----------
(1) The shares of Common Stock owned by each person or by the group, and the shares included in the total number of shares of Common Stock outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants, convertible debt or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

(2) Information concerning the security ownership of Mr. Schuster and Mr. Feinstein, former directors of the Company, is based on the Company's belief as to these matters.

                              CERTAIN TRANSACTIONS

Private Placements During 1996

     On February 12, 1996, the Company sold 241,905 shares of Common Stock to Dan Rubin, now President and Chief Executive Officer of the Company, and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $635,000. Mr. Rubin and the Pension Fund, both of whom are affiliates of the Rubin Investment Group, also received certain piggyback and demand registration rights with respect to the shares it acquired.

     On April 10, 1996, the Company sold (i) 133,334 shares of Common Stock and 66,667 Warrants to Wisdom Tree Associates for an aggregate purchase price of $400,000 and (ii) 250,000 shares of Common Stock and 125,000 Warrants to Dan Rubin for an aggregate purchase price of $750,000. Each Warrant entitles the holder to acquire one (1) share of Common Stock of the Company at an exercise price of $3 per share. The purchasers received certain demand and piggyback registration rights with respect to the securities they acquired.

     On August 28, 1996, the Company sold 170,371 shares of Series A Preferred Stock to Dan Rubin, an individual, Robert Lyszczarz, an individual and Roy B.
Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $2,280,000. In connection with the transaction, the Company issued an aggregate of 306,667 warrants. Each warrant entitles the holder to acquire one (1) share of Common Stock of the Company at a purchase price of $2.25 per share. Mr. Rubin and the Pension Fund, both of whom are affiliates of the Rubin Investment Group, and Mr. Lyszczarz, also received certain demand registration rights with respect to the Shares they acquired.

     On October 10, 1996 the Company sold 4,000 shares of newly issued 7% Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). The sale was made to Cameron Capital Ltd., a foreign institutional investor, for an aggregate purchase price of $4,000,000, or $1,000 per share. On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock was exchanged by the holder with the Company for a Convertible Term Note in the principal amount of $4,000,000.

     All of the proceeds received by the Company from each of the aforementioned private placements is for further development of the Company's Country Star Restaurants and for working capital purposes.

February 12, 1997 Financing and Change in Control

     On February 12, 1997, the Company entered into a secured loan agreement with Dan Rubin ("Rubin") and Cameron Capital Ltd., an institutional investor ("Cameron").

     The secured loan agreement provided that Cameron had the fully assignable right to name three (3) members of the Board of Directors of the Company and that the Board of Directors shall not consist of more than five (5) members. Cameron assigned this right to Rubin as its agent. Immediately after the closing of the secured financing, Rubin's nominees, Darren Rice, William Wei and Robert Nardone were elected to the Board of Directors of the Company. The Board then elected Rubin to fill the last seat on the Board of Directors.

     The Board then elected Dan Rubin as Chief Executive Officer and President, and Robert L. Davidson as Secretary of the Company. Mr. Rubin assumed control of day-to-day operations of the Company. Mr. Rubin is being compensated at the rate of $20,000 per month, payable in cash or common stock of the Company, valued at market value at the time of issuance. Mr. Rubin's employment is terminable at will.

     Rubin now owns warrants to acquire and convertible debt which if converted would allow him to acquire an aggregate of846,176 shares of the Company's common stock. Upon exercise of such warrants and conversion of the convertible debt, Rubin would own 5.3% of the common stock of the Company then outstanding. None of the other newly elected directors own any shares or warrants or other rights to acquire any shares of the Company's common stock.

     Under the secured financing agreement, Rubin has made a $3,500,000 line of credit loan available to the Company, of which an initial advance of $500,000 was committed at closing. Rubin, in his sole discretion, may make additional advances to the Company under this line of credit, but is not required to make any such additional advances. All advances under the line of credit loan bear interest at the rate of prime plus four percent (4%), payable semi-annually commencing December 31, 1997. The principal balance of all line of credit advances are due and payable on October 9, 1999. In consideration for the initial line of credit advance of $500,000, the Company issued a warrant to acquire 166,667 shares of its common stock at an exercise price of $.625 per share.

     All additional line of credit advances shall have the same terms and conditions as the initial line of credit advance. For each such additional advance, Rubin shall receive one (1) common stock purchase warrant for every $3 advanced. The exercise price for these warrants shall be $.625 per share. All of the warrants issued or to be issued to Rubin shall be subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar corporate events.

     Cameron exchanged its 4,000 shares of Series B Convertible Preferred Stock of the Company, with an aggregate liquidation preference of $4,000,000, for a convertible term note in the principal amount of $4,000,000. The convertible term note bears interest at the rate of seven percent (7%) per annum, payable semi-annually commencing December 31, 1997. The principal balance is due and payable on October 9, 1999. Any portion or all of the principal amount of the note outstanding may be converted into common stock of the Company commencing ninety (90) days after the date of closing of the financing. Upon conversion, the Company shall issue that number of shares of its common stock obtained by dividing the principal amount of the loan converted by the lesser of (i) $1.33, or (ii) 80% of the average closing bid price of the common stock for the five
(5) consecutive trading days preceding the date of conversion. The maximum number of shares into which the convertible note may be converted shall not exceed 3,000,000. The conversion formula is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar transactions.

     In connection with the commitment to make the line of credit loan, Rubin and other investors in the Company have agreed to settle certain claims against the Company for the amount of $1,950,000, plus $50,000 in fees and expenses. The Company has issued its convertible term notes in the aggregate amount of $1,950,000 and agreed to pay $50,000 to Rubin and these investors, in settlement of their claims. These convertible term notes contain the same terms and conditions as the convertible term note issued to Cameron, except that the holders of these convertible term notes may exercise their conversion feature at any time following the closing.

     The agreements described above relating to the exchange of Convertible Preferred Stock and the issuance of convertible term notes have been accounted for effective December 31, 1996 because substantially all of the conditions precedent to the occurrence of these transactions had taken place as of that date.

     The line of credit advances by Rubin, Cameron's convertible term note and the convertible term notes issued in settlement of claims are all secured by a lien on substantially all of the tangible and intangible assets of the Company. In the event of default, the secured parties shall participate in the proceeds of the collateral in proportion to their outstanding debt.

     In connection with the secured financing transaction, Robert Schuster ("Schuster"), Chairman of the Board and Chief Executive Officer of the Company, resigned as Chief Executive Officer and agreed to release the Company from all obligations under his Employment Agreement, including severance obligations. Schuster continued to serve as a Director until February 13, 1997. Immediately upon notice from the Company, Schuster has agreed that he will become a consultant to the Company for a nine (9) month period with compensation at the rate of $250,000 per annum, plus the continuation of fringe benefits consisting of his automobile allowance and payment of health insurance.

     In connection with the secured financing transaction, Mr. Peter Feinstein resigned as Director, President and Chief Financial Officer of the Company and released the Company from all obligations under his Employment Agreement, including severance obligations. Mr. Feinstein has agreed to become a consultant to the Company for a nine (9) month period with compensation at the rate of $240,000 per annum plus the continuation of fringe benefits consisting of his automobile allowance and payment of health insurance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on its review of the copies of such reports received by it, or written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1996, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Cacciamatta Accountancy Corporation as the Company's independent auditors for the year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Cacciamatta Accountancy Corporation has audited the Company's financial statements for fiscal year 1996. Representatives of Cacciamatta Accountancy Corporation are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Cacciamatta Accountancy Corporation as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Cacciamatta Accountancy Corporation to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Cacciamatta Accountancy Corporation. On January 5, 1996, the Company was informed by its independent auditor, Ernst & Young, LLP ("E&Y") that E&Y had resigned as the Company's independent auditor, effective immediately. The Company had retained E&Y to act as its independent auditor on March 2, 1994. For the period beginning with the retention of E&Y and ending with the resignation of E&Y, the reports of E&Y on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since initially retaining E&Y, the Company has not had any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On March 18, 1996, the Company engaged BDO Seidman, LLP to replace E&Y as the Company's independent auditor, effective immediately. On November 12, 1996, the Company terminated the firm of BDO Seidman, LLP as independent auditor. For the period beginning with the retention of BDO Seidman, LLP and ending with its termination, its reports on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During April, 1997, BDO Seidman, LLP reissued its report on the Company's financial statements for the year ended December 31, 1995 to indicate substantial doubt about the Company's ability to continue as a going concern. Since retaining BDO Seidman, LLP, the Company has not had any disagreements with it on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     On January 16, 1997, the Company engaged the services of Deloitte & Touche LLP to serve as the Company's independent auditor. On March 29, 1997, the Company terminated the firm of Deloitte & Touche LLP as its independent auditor. For the period beginning with the retention of Deloitte & Touche LLP and ending with its termination, Deloitte & Touche LLP did not prepare any reports or render any adverse opinion or disclaimer of opinion on the financial statements of the Company. Since initially retaining Deloitte & Touche LLP the Company has not had any disagreements with it on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     On March 29, 1997, the Company engaged the services of Cacciamatta Accountancy Corporation to serve as the Company's independent auditor.

     The Board of Directors recommends a vote in favor of Proposal 2.

                                   PROPOSAL 3

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                     INCREASE NUMBER OF AUTHORIZED SHARES OF
               COMMON STOCK FROM 25,000,000 TO 250,000,000 SHARES

     The Company's Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock $.001 par value, from 25,000,000 to 250,000,000 shares, subject to approval by the stockholders. The form of the proposed amendment (the "Amendment") is attached as Appendix A.

     Management believes that the Amendment is in the best interests of the Company and its stockholders, to maintain the Company's flexibility in responding to future business and financing needs and opportunities. These additional shares will be used for general corporate purposes, including use for additional stock splits, financing transactions, acquisitions, stock dividends, rights or securities convertible into Common Stock and employee stock option and other stock ownership plans.

     Management has no plan at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the Amendment. The issuance of additional shares of authorized Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. All newly authorized shares would have the same rights as the presently authorized common shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

     Management is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, the Company's authorized but unissued capital stock could be used to make an attempt to effect a change in control more difficult.

VOTE REQUIRED

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     The Board of Directors recommends a vote FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                                   PROPOSAL 4

     Authorization to Amend the Certificate of Incorporation, in the discretion of the Board of Directors, to effect a one-for-ten reverse stock split of the outstanding shares of Common Stock.

GENERAL

     The Board of Directors has determined that it may be advisable to amend the Company's Certificate of Incorporation to (i) effect a one-for-ten reverse split of the Company's issued and outstanding shares of Common Stock, and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable, all substantially as set forth in the form of Amendment to Certificate to Incorporation attached as Appendix B (the "Amendment").

     Subject to stockholder approval of the proposed Amendment, the Board of Directors will, if and when it deems it in the best interests of the Company, authorize the filing of the Amendment with the Secretary of the State of Delaware. Such an Amendment to the Company's Certificate of Incorporation would result in one post-split share of Common Stock being issued in exchange for every ten shares of Common Stock issued and outstanding on the effective date of the reverse split. If the Amendment is authorized by the stockholders and the Board of Directors determines to proceed with the reverse split, the Boardwill use its discretion to determine when to file the Amendment.

     The Board of Directors reserves the right in its sole discretion to proceed with or to abandon the proposed Amendment and reverse split without further action by the stockholders at any time. However, in no event will the Board of Directors exercise its authority to effect the reverse split, if such action would result in the common stock no longer being listed on the NASDAQ inter-dealer quotation system.


PRINCIPAL EFFECTS OF REVERSE SPLIT: Based upon the 17,412,441 shares of Common Stock outstanding as of May 27, 1997, the reverse split would decrease the outstanding shares Common Stock by approximately 90%, and, would result in approximately 1,741,200 post-split shares of Common Stock outstanding, subject to adjustment as a result of the elimination of fractional shares. Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options would decrease from approximately 7,000,000 shares of Common Stock to approximately 700,000 shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares.


     Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase 10% of the number of shares subject to the option or warrant immediately prior to the reverse split at an exercise price which will be appropriately adjusted to reflect the reverse split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's Incentive Stock Option Plan and non-qualified Stock Option Plan will be reduced by approximately 90% to reflect the reverse split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the reverse split.

     The reverse split will not affect the aggregate par value of the outstanding shares of Common Stock but the par value of each authorized and unissued, and each outstanding share of common stock, will be $.01 par value per share. The reverse split will not affect the number or par value of the authorized Preferred Shares, which will remain at 2,000,000 Preferred Shares, $.001 par value per share. If filed, the Amendment would decrease the number of shares outstanding and reserved for issuance pursuant to the exercise of options and warrants and will result in an increase in the number of shares available for issuance. Subject to the provisions for the elimination of fractional shares, consummation of the reverse split will not result in a change in the relative equity interest in the Company or the voting power or other rights, preferences or privileges of the holders of Common Stock.

     The Company has been advised that:(i) the proposed reverse stock split will not be a taxable transaction to the Company; (ii) the Company's stockholders who do not receive any cash will not recognize any gain or loss as a result of the reverse stock split; (iii) the aggregate tax basis of the Common Stock received by the stockholders pursuant to the reverse stock split will equal the aggregate tax basis of the stockholders' Common Stock prior to the reverse stock split; and (iv) the holding period of the Common Stock received by the Company's stockholders will include the holding period of the stockholders' Common Stock before the reverse stock split, provided the Common Stock was a capital asset in the hands of such stockholder. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

PURPOSES OF THE REVERSE SPLIT: The reverse split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the post-split shares. The Company's Board of Directors believes that the relatively low market price per share of the Company's Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients.

     The Company is currently listed on The NASDAQ National Market; however, there is no assurance that the Company will continue to meet the maintenance standards for continued listing on The NASDAQ National Market. Under the NASDAQ's listing criteria, listed companies which have low stock prices for a sustained period risk de-listing by NASDAQ. If the Company is unable to satisfy the NASDAQ requirements for continued listing in the National Market System or other NASDAQ listings, including, among other things, an adequately high trading price, trading of the Common Stock may thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or NASDAQ's OTC Bulletin Board. Consequently, the liquidity of the Company's Common Stock could be impaired, through delays in the timing of transactions, reduction in the news media's coverage of the Company, lack of investment analyst interest in covering the Company, and lower prices for the Company's Common Stock that might otherwise be obtained.

     The decrease in the number of shares of Common Stock outstanding resulting from the reverse split and the anticipated corresponding increased price per share may stimulate interest in the Company's Common Stock, promote greater liquidity for the Company's stockholders and result in a price level for the post-split Common Stock that will help it to maintain its NASDAQ National Market listing. However, there is no assurance that the reverse split will achieve these results. In addition, it is possible that the liquidity of the post-split shares of Common Stock may be adversely affected by the reduced number of shares outstanding if the proposed reverse split is effected. In addition, the reverse split might leave some stockholders with one or more "odd-lots" of the Company's Common Stock (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

     If the reverse split becomes effective, the additional shares of post-split Common Stock available for issuance by the Board of Directors of the Company may be used for raising additional capital, stock options, acquisitions, stock splits, stock dividends or other corporate purposes. There are no arrangements, understandings or plans for the issuance of any such additional shares, other than shares reserved for issuance upon the exercise of stock options and warrants outstanding or authorized for issuance under existing plans.

EXCHANGE OF CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS: If the proposed Amendment becomes effective, each ten pre-split shares of Common Stock will automatically be combined and changed into one post-split share of Common Stock and each certificate representing pre-split shares of Common Stock will represent for all purposes one-tenth of that number of post-split shares of Common Stock. Stockholders will then be requested to exchange their certificates representing Common Stock held prior to the reverse split for new certificates representing Common Stock issued as a result of the reverse split. Stockholders will be furnished the necessary materials and instructions to effect such exchange. Stockholders should not submit any certificates until requested to do so.

     No scrip or fractional post-split Common Stock will be issued to any stockholder in connection with the reverse split. Accordingly, all stockholders of record who would otherwise be entitled to receive fractional post-split Common Stock, will, upon surrender of their certificates representing pre-split Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than ten pre-split shares of Common Stock as a result of the reverse split, will on the effective date of the reverse split no longer be stockholders of the Company. The fair value of the Common Stock will be based on the closing price of the Common Stock on NASDAQ on the effective date, or, if there are no reported sales on such date, the average of the last reported high bid and low asked prices on such day shall be used.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 includes the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this Proxy Statement. A copy of the Annual Report on Form 10-KSB accompanies this Proxy Statement.

VOTE REQUIRED

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 MEETING

     Proposals of stockholders for next year's Proxy Statement must be received on or before January 29, 1998. Proposals should be mailed to the Company at the address listed on page 1.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          ROBERT L. DAVIDSON, Secretary


May 29, 1997

                                  APPENDIX "A"

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                         COUNTRY STAR RESTAURANTS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is:

                         COUNTRY STAR RESTAURANTS, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and substituting in lieu of said Article Fourth the following new Article:

     Fourth: (a) The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty Two Million (252,000,000), consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, all of a par value of One Mil ($.001), and Two Million (2,000,000) shares of Preferred Stock, all of a par value of One Mil ($.001).

     The rights, preferences, designations and series of the Preferred Stock shall be established from time to time by the Board of Directors."

Signed and attested to

on _________________, 1997

                                               _______________________________
                                               Dan J. Rubin, President

Attest:

__________________________
Secretary

                                  APPENDIX "B"

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                         COUNTRY STAR RESTAURANTS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is:

                         COUNTRY STAR RESTAURANTS, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by adding to Article Fourth thereof a new paragraph (c) as follows:

     (c) Reverse Stock Split. Effective as of the close of business on the date of filing this Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, there shall be effected a reverse split of the outstanding shares of Common Stock on the basis of one new share of common stock for each ten then issued and outstanding shares of Common
     Stock.Without  any action by the  holders of  outstanding  shares of Common
     Stock, certificates representing each ten outstanding shares of Common Stock shall represent for all purposes, and each ten shares of Common Stock then issued and outstanding shall automatically be converted into, one share of Common Stock.

     No scrip or fractional shares of Common Stock shall be issued in connection with such reverse split.In lieu thereof each record holder of shares of Common Stock who would otherwise have been entitled to receive a fractional share of common stock shall be entitled to receive a cash payment equal to the closing sale price of one share on The NASDAQ National Market on the date of filing of this Amendment, or, if there are not reported sales on such date, the average of the last reported high bid and low asked prices on such day, multiplied by the fractional share which would otherwise be issuable after giving effect to the reverse split, and such amount shall in no event accrue any interest.Any such fractional shares shall not represent equity interests in the Corporation, and shall not be entitled to any voting, dividend or other rights, but shall represent only the right to receive the cash payment described in this paragraph.

     When this Amendment becomes effective (i) the aggregate amount of capital represented by all issued and outstanding shares of Common Stock immediately after the effectiveness of this Amendment will not be less than the aggregate amount of capital represented by all issued and outstanding shares of Common Stock immediately before the effectiveness of the Amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of this Amendment and (ii) the par value of the Corporation's authorized shares of Common Stock shall be $.01 per share.

Signed and attested to

on _________________, 1997

                                               _______________________________
                                               Dan J. Rubin, President

Attest:

__________________________
Secretary

PROXY/VOTING INSTRUCTION CARD

                         COUNTRY STAR RESTAURANTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Dan J. Rubin and Robert L. Davidson, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 27, 1997, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given.


On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

1. Election of Directors  (mark only one)

   [ ]  Vote FOR all nominees listed         [ ] Vote WITHHELD from all nominees
        below and recommended by the
        Board of Directors (except as
        directed to the contrary below)

                           DAN J. RUBIN;
                           ROBERT A. NARDONE, JR.;
                           DARREN C. RICE;
                           WILLIAM W. WEI;

Instruction: To withhold authority for any individual nominee, write that nominee's name in the space below.

________________________________________________________________________________

The Board of Directors recommends a vote "FOR" proposals Nos. 2 through 4.

                                                  For     Against    Abstain
2.   On independent accountants                   [ ]       [ ]        [ ]

3.   On  Amendment  to  Certificate               [ ]       [ ]        [ ]
     of  Incorporation  to  increase
     number  of authorized shares of
     common stock

4.   On Amendment  to  Certificate of             [ ]       [ ]        [ ]
     Incorporation  for reverse split
     of the shares of in the discretion
     of the Board of Directors

                                        Dated:____________________________, 1997


                                        SIGN HERE_______________________________


                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please  give full title as such.  If the
                                        signer is a  corporation,  sign the full
                                        corporate   name  by   duly   authorized
                                        officer.

PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.